Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, we hereby consent to the references to our firm in the Registration Statement on Form S-4 (the “Registration Statement”) of Gulfport Energy Corporation (the “Company”) and to (i) the incorporation by reference in the Registration Statement of our report dated January 11, 2013, with respect to the estimates of reserves, future production, and income attributable to certain leasehold interests of the Company, as of December 31, 2012, and (ii) the use of information in the Registration Statement from our reports dated January 20, 2012, and February 7, 2011, with respect to the estimates of reserves, future production and income attributable to certain leasehold interests of the Company, as of December 31, 2011, and December 31, 2010, respectively. We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E. President and Chief Operating Officer

Houston, Texas

July 16, 2013